U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K


                         CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



                 Date of Report: August 19, 1997




                     ZABA INTERNATIONAL, INC.
                    (f/k/a HA SPINNAKER, INC.)
      (Exact name of registrant as specified in its charter)



                            COLORADO
          (State or other jurisdiction of incorporation)



                 0-21099                       84-112830
         (Commission File No.)               (IRS Employer
                                           Identification No.)



           2963 Glen Drive
             Suite 308
  Coquitlam, British Columbia, Canada           V3B 2P7
(Address of principal executive offices)       (Zip code)






Registrant's telephone number, including area code:
(604) 607-8827

Item 1(a). Change in Control of Registrant.

     Effective August 4, 1997, pursuant to a definitive agreement (attached hereto and incorporated herein as Exhibit 2.0) (the "Agreement") HA Spinnaker, Inc. (the "Company") acquired all of the issued and outstanding securities of Zaba International Holdings USA, Inc., ("Zaba"), a Nevada corporation. The terms of the transaction involved the Company undertaking a "reverse stock split", wherein one share of common stock was issued in exchange for every 12 shares of common stock issued and outstanding as of the Closing Date and thereafter, issuing an aggregate of 9,628,660 shares of its "restricted" common stock to the former shareholders of Zaba in exchange for all of the issued and outstanding stock of Zaba. Zaba did not survive the transaction. The Company also changed its name to "Zaba International, Inc."

     Pursuant to the terms of the Agreement the Company's officers and directors, Gregory W. Skufca, William L. Skufca and Barney E. Carlson, resigned their respective positions in the Company and the following persons were appointed as new officers and/or directors of the Company:

                NAME                             OFFICE
          ------------------           --------------------------
          Robert Zaba                  Chairman of Board,
                                       President and Director

          Michael D. Cohen             Vice President, Director

          Carmine Montemariano         Vice President - Operations
                                       and Director

          Deeran Rambaran              Vice President - Marketing
                                       and Director

          Gordon A. Meugens            Treasurer and Director

          Ronald M. Bell               Director

     The percentage of voting securities of the Company now beneficially owned directly or indirectly by the entity who acquired control and the identity of the entities who acquired control are as follows:

                                                          Percent
Name of                       Amount and Nature of           of
Beneficial Owner              Beneficial Ownership         Class
----------------              --------------------        -------
Robert Zaba                         7,154,995               59.0%
2963 Glen Dr.
Coquitlam, B.C.
Canada

Deeran Rambaran                     2,407,165               20.0%
308-2941 Delahaye Dr.
Coquitham, B.C.
Canada

All Directors                       9,562,160               79.0%
and Officers as a
Group (6 persons)

Item 2.  Acquisition or Disposition of Assets.

     Effective August 4, 1997, the Company acquired all of the issued and outstanding securities of Zaba, consisting of 100 shares of common stock, par value $.01 per share. The nature and amount of consideration given in connection with the agreement was the issuance of 9,628,660 shares of "restricted" common stock of the Company to the former Zaba shareholders. The consideration given and received was determined by arms-length negotiations between the principals of the Company and principals of Zaba. No material relationship existed or presently exists between management of the companies.

     As a result of this transaction, the Company, through its three (3) wholly owned subsidiary companies, is now engaged in the business of manufacturing tillage and seeding agricultural equipment ("Riteway"), street sweepers ("Sweeprite") and what current management views as a new asphalt surface pothole patcher ("Patchrite"). Zaba and its subsidiaries (hereinafter jointly referred to as the "Company") have been engaged in its business since 1969. Current management assumed control of the Company's business in 1985.

     The Company's businesses include (i) the manufacturing, distribution and marketing of agricultural tillage and seeding equipment; (ii) the manufacturing, distribution and marketing of road sweepers. In addition, the Company has also recently undertaken to expand into the business of manufacturing, distribution and marketing of pothole patchers.

     Both the agricultural and road maintenance markets are growing at a rapid rate. The annual market for the Company's agricultural equipment amounts to over $1 billion in sales. The road maintenance industry for sweepers is in excess of $500 million per year. During Zaba's last fiscal year, it obtained annual revenues of approximately $10 million, an increase of 30% over the previous year.

     The Company's sales are made primarily to dealers, who accounted for approximately 95% of the Company's sales in its last fiscal year, with the balance of 5% made as direct sales. The Company's relationship with its dealers are usually established at large trade shows, as well as through efforts undertaken by the

Company's in-house representatives. Since its inception, the Company has built up a system of distributors and dealers in 5 provinces in Canada, 13 states in the US and 10 other countries located throughout the world.

     Following is a brief description of the Company's current products:

Agricultural Tillage & Seeding Equipment

     The agricultural equipment division of the Company has a dealership network of 100+ dealers throughout Western canada and the US. As of the date of this report, approximately 85% of sales are in Canada, with the 15% balance in the US. Its principal products include (i) jumbo harrows, which is a conventional tilling that requires nominal tilling operations by breaking and distributing straw. This device also incorporates herbicide more efficiently than traditional harrows; (ii) air seeders (Accu-Seeder), which seeds, fertilizes and packs in one operation and includes a floating shank that delivers seek and fertilizer at a uniform depth, regardless of the unevenness of the ground, and a rock picker. Management believes that the market for these products is expanding and anticipates that the Company will continue to increase revenues during the next few fiscal years. However, there can be no assurances that this will occur.

Road Sweepers

     The Company's Sweeprite brand sweepers have been sold to communities in every province across canada, as well as the Canadian Dept. of National Defense. Approximately half of the Company's sales of its sweepers have been sold to US customers, including the US Dept. of Defense's military bases throughout the world. Sales have also been made in Australia, Taiwan, Indonesia and the Czech Republic. The Company presently produces its sweepers in a plant located in Saskatchewan, Canada. The Company has undertaken preliminary efforts to also open an assembly plant in Staten Island, New York, in order to assist the Company's planned US expansion. However, there can be no assurances that such a plant will be constructed in the future.

     The Company intends to increase its sweeper business through acquisitions of contractor companies and small to mid-size sweeping companies, especially those sweeping companies which are located in close proximity to the Company's NY plant. As of the date of this report, the Company is negotiating to acquire three separate sweeping companies. However, there can be no assurances that the Company will be able to successfully consummate these acquisitions, or that the acquisition of any or all of these companies will result in increased profitability to the Company. It is anticipated that the total cost of these acquisitions will be approximately $1 million (US).

Pothole Patchers

     The Company intends to market this product under the tradename "Patchrite Pothole Patcher". As of the date of this report, only nominal activity has been undertaken in this regard. However, based upon minimal marketing efforts, management of the Company believes that its concept of combining the entire process into a self-sustaining one person unit which technology has been developed by the Company is unsurpassed in the industry. There can be no assurances that the Company will successfully market this product in the future.

Facilities

     The Company's principal business location is in Saskatchewan, where it operates two facilities, including (i) a plant including 34,000 sq. foot facility located on approximately 10 acres, which is fully equipped to handle all the metal fabricating, welding, assembly and painting requirements of the Company and has a productive capacity in excess of 200 sweepers per year; and (ii) Imperial, Saskatchewan, where all of the Company's agricultural equipment is manufactured. The plant is fully equipped to handle all of the metal fabricating, welding, assembly and painting requirements applicable to the Company's agricultural products described hereinabove. Its manufacturing production capacity is in excess of $10 million in equipment per year (400 units). This plant is located on 4.5 acres of land and consists of 32,000 square feet, including 960 square feet of office space and a 2,400 square foot paint shop. Management believes that the Company's current space is sufficient for the present, but that such space will need to be expanded to meet the increased productions demands which management anticipates to be occurring in the next year.

Competition

     There are many existing companies who are engaged in similar businesses to that of the Company, including Elgin Sweeper Company, Johnston Sweeper, Flex-Coil and Summers Industries. These companies have greater resources, both financial and otherwise, a larger distribution of their products and a more recognizable product than the Company. Management believes that the quality of the Company's products will allow the Company to successfully compete in the international and domestic marketplace. There are no assurances that the Company's efforts in this regard will be successful.

Item 6.  Resignation of Registrant's Directors.

     Gregory W. Skufca, William L. Skufca and Barney E. Carlson resigned as officers and directors of the Company, as applicable, effective August 4, 1997, all of whom constituted the complete
Board of Directors of the Company as of said date.

Item 7(a) and 7(b). Financial Statements and Pro Forma Financial
Statements

     The Registrant hereby undertakes to file an amendment to this Form 8-K within sixty (60) days from the date of this filing, to include the audited financial statements for the fiscal years ended March 31, 1997 and 1996 and unaudited financial statements for the three (3) month periods ended June 30, 1997 and 1996.

Item 7(c).  Exhibits.

     Number          Exhibit
     ------          -------
      2.0            Agreement and Plan of Merger between the
                     Company and Zaba International Holdings USA,
                     Inc..

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ZABA INTERNATIONAL, INC.



                                   By:/s/ Robert Zaba
                                      ---------------------------
                                      Robert Zaba,
                                      President

Dated:  August 19, 1997

                    ZABA INTERNATIONAL, INC.
               ----------------------------------

                    EXHIBIT 2.0 TO FORM 8-K
               ----------------------------------

                  AGREEMENT AND PLAN OF MERGER

                    BETWEEN THE COMPANY AND

              ZABA INTERNATIONAL HOLDINGS USA, INC.
               ----------------------------------

                  AGREEMENT AND PLAN OF MERGER

                           by and among

                         HA SPINNAKER, INC.
                       a Colorado corporation


                                and


                       ZABA USA HOLDINGS, INC.
                        a Nevada corporation















                 effective as of August 4, 1997

                  AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, made and entered into this 4th day of August 1997, by and between HA SPINNAKER, INC., a Colorado corporation with its principal place of business located at 5650 Greenwood Plaza Blvd., Suite 216, Englewood, Colorado 80111 ("Spinnaker") and Zaba International Holdings USA, Inc., a Nevada corporation with its principal place of business located at 2963 Glen Drive, Suite 308, Coquitlam, British Columbia, Canada V3B 2P7 ("Zaba").

                            Premises

     A. This Agreement provides for the reorganization of Zaba with and into Spinnaker and in connection therewith, the conversion of the outstanding common stock of Zaba into shares of common voting stock of Spinnaker, all for the purpose of effecting a tax-free reorganization pursuant to sections 354 and 368(a) of the Internal Revenue Code of 1986, as amended.

     B. The boards of directors of Zaba and Spinnaker have determined, subject to the terms and conditions set forth in this Agreement, that the exchange contemplated hereby is desirable and in the best interests of their stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed exchange.

                            Agreement

     NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                           ARTICLE I

           REPRESENTATIONS, COVENANTS AND WARRANTIES OF
                              ZABA

     As an inducement to and to obtain the reliance of Spinnaker, Zaba represents and warrants as follows:

     Section 1.1  Organization.   Zaba is a corporation duly
organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Zaba Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, bylaws and amendments thereto of Zaba as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not violate any provision of Zaba's articles of incorporation or bylaws. Zaba has full power, authority and legal right and has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement.

     Section 1.2 Capitalization. The authorized capitalization of Zaba consists of 100,000 Common Shares, par value $0.01 per share. As of the Closing date hereof, Zaba will have no more than 100 common shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and are not issued in violation of the preemptive or other rights of any person. Zaba has no other securities, warrants or options authorized or issued.

     Section 1.3 Subsidiaries and Predecessor Corporations. Except as otherwise set forth in the Zaba Schedules or as previously provided to Spinnaker, Zaba does not have any other subsidiaries and does not own, beneficially or of record, any shares of any other corporation.

     Section 1.4 Financial Statements. Included in the Zaba Schedules is Zaba's audited financial statement (including any predecessor companies), including a balance sheet, statement of operations, shareholder equity and cash flows and notes thereto, dated as of March 31, 1997 and Zaba's unaudited balance sheet, statement of operations, shareholder equity and cash flows and notes thereto dated June 30, 1997. Relevant thereto:

               (a) the Zaba balance sheets present fairly as of their date the financial condition of Zaba. Zaba does not have, as of the date of such balance sheet, except as noted and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto and all assets reflected therein are properly reported and present fairly the value of the assets of Zaba, in accordance with generally accepted accounting principles;

               (b) Zaba has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

               (c) Zaba has filed all state, federal and local income tax returns required to be filed by it from inception to the date hereof, if any;

               (d) The books and records, financial and others, of Zaba are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and

               (e) except as and to the extent disclosed in the most recent Zaba balance sheet and the Zaba Schedules, Zaba has no material contingent liabilities, direct or indirect, matured or unmatured.

     Section 1.5 Information. The information concerning Zaba set forth in this Agreement and in the Zaba Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 1.6 Options and Warrants. There are no existing options, warrants, calls or commitments of any character to which Zaba is a party and by which it is bound.

     Section 1.7 Absence of Certain Changes or Events. Except as set forth in this Agreement, the Zaba Schedules, or as otherwise disclosed to Spinnaker, since June 30, 1997:

               (a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of Zaba; or (ii) any damage, destruction or loss to Zaba (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Zaba;

               (b) Zaba has not: (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed or agreed to purchase or redeem any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Zaba; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for, or with its officers, directors or employees.

              (c) Zaba has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
          (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Zaba balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in its business which, in the aggregate have a value of less than $10,000); (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of Zaba; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities, including debentures (whether authorized and unissued or held as treasury stock); and

               (d) to the best knowledge of Zaba, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Zaba.

     Section 1.8 Title and Related Matters. Zaba has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interests in properties and assets, real and personal (collectively, the "Assets") which are reflected in the most recent Zaba unaudited balance sheet and the Zaba Schedules or acquired after that date (except properties, interests in properties and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges or encumbrances except: (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not, materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Zaba Schedules. Except as set forth in the Zaba

Schedules, Zaba owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with Zaba's business. Except as set forth in the Zaba Schedules, no third party has any right to, and Zaba has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of Zaba or any material portion of its properties, assets or rights.

     Section 1.9 Litigation and Proceedings. To the best of Zaba's knowledge and belief, there are no actions, suits, proceedings or investigations pending or threatened by or against Zaba or affecting Zaba or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of Zaba. Zaba does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

     Section 1.10  Contracts.

               (a) Except as included or described in the Zaba Schedules, there are no material contracts, agreements, franchises, license agreements or other commitments to which Zaba is a party or by which it or any of its assets, products, technology or properties are bound;

               (b) Except as included or described in the Zaba Schedules or reflected in the most recent Zaba balance sheet, Zaba is not a party to any oral or written: (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Zaba is a primary obligor, for collection and other guaranties of obligations, which, in the aggregate do not exceed more than one year or providing for payments in excess of

          $10,000 in the aggregate; (v) consulting or other similar contracts with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreements; (vii) agreement with any present or former officer or director of Zaba; or (viii) contract, agreement or other commitment involving payments by it of more than $10,000 in the aggregate; and

               (c) To Zaba's knowledge, all contracts, agreements, franchises, license agreements and other commitments to which Zaba is a party or by which its properties are bound and which are material to the operations of Zaba taken as a whole, are valid and enforceable by Zaba in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

     Section 1.11 Material Contract Defaults. Except as set forth in the Zaba Schedules, to the best of Zaba's knowledge and belief, Zaba is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Zaba, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Zaba has not taken adequate steps to prevent such a default from occurring.

     Section 1.12 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Zaba is a party or to which any of its properties or operations are subject.

     Section 1.13 Governmental Authorizations. To the best of Zaba's knowledge, Zaba has all licenses, franchises, permits or other governmental authorizations legally required to enable Zaba to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Zaba of this Agreement and the consummation by Zaba of the transactions contemplated hereby.

     Section 1.14 Compliance With Laws and Regulations. To the best of Zaba's knowledge, except as disclosed in the Zaba Schedules, Zaba has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Zaba or would not result in Zaba's incurring any material liability.

     Section 1.15 Insurance. All of the insurable properties of Zaba are insured for Zaba's benefit in accordance with the insurance policies disclosed in the Zaba Schedules under valid and enforceable policies issued by insurers of recognized responsibility. Such policy or policies containing substantially equivalent coverage will be outstanding and in full force at the Closing Date.

     Section 1.16 Approval of Agreement. The board of directors of Zaba has authorized the execution and delivery of this Agreement by Zaba, has approved the transactions contemplated hereby and approved the submission of this Agreement and the transactions contemplated hereby to the stockholders of Zaba for their unanimous approval with the recommendation that the reorganization be accepted.

     Section 1.17 Material Transactions or Affiliations. Except as disclosed herein and in the Zaba Schedules, there exists no material contract, agreement or arrangement between Zaba and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Zaba to own beneficially, ten percent (10%) or more of the issued and outstanding Zaba Common Shares and which is to be performed in whole or in part after the date hereof. In all of such transactions, the amount paid or received, whether in cash, in services or in kind, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to Zaba than terms available from otherwise unrelated parties in arms length transactions. There are no commitments by Zaba, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 1.18 Labor Relations. Zaba has never had a work stoppage resulting from labor problems. To the best knowledge of Zaba, no union or other collective bargaining organization is organizing or attempting to organize any employee of Zaba.

     Section 1.19 Previous Sales of Securities. Since inception, Zaba has sold Zaba Common Shares to investors in reliance upon applicable exemptions from the registration requirements under the laws of the United States and the State of Nevada and all such sales (the "Sales") were made in accordance with the laws of said jurisdictions.

     Section 1.20 Zaba Schedules. Upon execution hereof, Zaba will deliver to Spinnaker the following schedules, which are collectively referred to as the "Zaba Schedules" and which consist of separate schedules dated as of the date of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Zaba as complete, true and correct in all material respects:

               (a) copies of the articles of incorporation, bylaws and all minutes of shareholders' and directors' meetings of Zaba;

               (b) the financial statements of Zaba referenced hereinabove in Section 1.4;

               (c) a list indicating the name and address of the stockholders of Zaba, together with the number of shares owned by them;

               (d) copies of all licenses, permits and other governmental authorizations, requests or applications therefor, pursuant to which Zaba carries on or proposes to carry on its business (except those which in the aggregate, are immaterial to the present or proposed business of Zaba);

               (e) a list of every debt, mortgage, security interest, pledge, lien, encumbrance or claim of any nature whatsoever in excess of $10,000 as may affect
          Zaba, its properties or assets;

               (f) a list of all executive employees of Zaba, including current compensation, with notation as to job description and whether or not such employee is subject to a written contract;

               (g) a description of all real and personal property owned by Zaba, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim or equity interest of any nature whatsoever in such real and personal property;

               (h) copies of all material contracts, leases, agreements or other instruments to which Zaba is a party or by which it or its properties are bound;

               (i) the name and location of each bank or other institution with which Zaba has an account or safety deposit box and the names of all persons authorized to draw thereon or having access thereto;

               (j) a list of all patent applications, copyrights, trademarks, service marks and trade names that are pertinent in any manner whatsoever to the development, testing, registration, assembly, manufacture, use or sale of any products or services used in the business of Zaba and in which either Zaba or Zaba's stockholders has or previously had any direct or indirect, equitable or legal right or interest;

               (k) a copy of all material documentation relating to the sale of Zaba Common Shares by Zaba to its present stockholders;

               (l)  a list of insurance policies referred to in
          Section 1.15;

               (m) a description of any material adverse change in the business operations, property, inventory, assets or condition of Zaba since the most recent Zaba balance sheet required to be provided pursuant to Section 1.7;

               (n) any other information, together with any required copies of documents required to be disclosed in the Zaba Schedules by Sections 1.1 through 1.19.

     Zaba shall cause the Zaba Schedules and the instruments and data delivered to Spinnaker hereunder to be updated after the date hereof up to and including the Closing Date, as hereinafter defined.

                           ARTICLE II

             REPRESENTATIONS, COVENANTS AND WARRANTIES
                          OF SPINNAKER

     As an inducement to, and to obtain the reliance of Zaba, Spinnaker represents and warrants as follows:

     Section 2.1 Organization. Spinnaker is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it are now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Spinnaker Schedules (as hereinafter defined) are complete and correct copies of the articles of incorporation, amended articles of incorporation (collectively, hereinafter referred to as the "articles of incorporation") and bylaws of Spinnaker as in effect on the date hereof. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Spinnaker's articles of incorporation or bylaws. Spinnaker has taken all action required by law, its articles of incorporation, its bylaws or otherwise to authorize the execution and delivery of this Agreement. Spinnaker has full power, authority and legal right and has taken all action required by law, its articles of incorporation, bylaws or otherwise to consummate the transactions herein contemplate.

     Section 2.2 Capitalization. The authorized capitalization of Spinnaker consists of 1,000,000,000 shares of Common Stock, par value $0.001 per share and 100,000,000 shares of Preferred Stock, par value $0.001 per share. As of the date hereof there are 28,600,000 Common Shares of Spinnaker issued and outstanding.
There are no Preferred Shares issued or outstanding. As of the Closing Date (as defined herein), there will be no more than 28,886,000 shares of Spinnaker' common stock issued or outstanding, pre reverse split.

Simultaneous with the Closing Date, as defined hereinbelow, the Board of Directors of Spinnaker has undertaken a reverse split of the its issued and outstanding Common Stock, whereby 1 share of Common Stock shall be issued in exchange for each 12 shares of Common Stock presently issued and outstanding, in order to establish the number of issued and outstanding Common Shares of Spinnaker at the Closing Date to be 2,407,166 shares. (the "Spinnaker Common Shares") held by the then existing securities holders of Spinnaker. All issued and outstanding Spinnaker Common Shares have been legally issued, fully paid and are nonassessable.

     Section 2.3 Subsidiaries. Spinnaker has no subsidiary companies.

     Section 2.4  Financial Statements.

               (a) Included in the Spinnaker Schedules are the audited consolidated balance sheet of Spinnaker for the fiscal years ended November 30, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for the year then ended, which are included in the schedules identified in Section 2.18(c).

               (b)  All such financial statements have been
          prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Spinnaker balance sheets presents fairly as of their respective dates the financial condition of
          Spinnaker.   Spinnaker did not have as of the date of any
          of such Spinnaker balance sheets, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Spinnaker, in accordance with generally accepted accounting principles. The statements of operations, stockholders' equity and changes in financial position reflect fairly the information required to be set forth therein by generally accepted accounting principles;

               (c) The books and records, financial and others, of Spinnaker are in all material respects complete and correct and have been maintained in accordance with good business accounting practices;

               (d) Spinnaker has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties);

               (e) As of the Closing Date, as defined herein the Spinnaker balance sheet and the notes thereto, shall reflect that Spinnaker has: (i) no receivables; (ii) no accounts payable; and (iii) no contingent liabilities, direct or indirect, matured or unmatured.

     Section 2.5 Information. The information concerning Spinnaker as set forth in this Agreement and in the Spinnaker Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     Section 2.6 Options and Warrants. Other than as previously disclosed by Spinnaker to Zaba and as otherwise included in the Spinnaker Schedules, there are no existing options, warrants, calls or commitments of any character to which Spinnaker is a party and by which it is bound.

     Section 2.7 Absence of Certain Changes or Events. Except as described herein or in the Spinnaker Schedules, since November 30, 1996:

               (a) Spinnaker has not: (i) amended its articles of incorporation or bylaws; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Spinnaker; (iii) made any material change in its method of management, operation or accounting; or (iv) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

               (b) Spinnaker has not: (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, which option, warrant or other right has not been cancelled as of the Closing Date; (ii) borrowed or agreed to borrow any funds or incurred or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; and

               (c) to the best knowledge of Spinnaker, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets or condition of Spinnaker.

     Section 2.8  Title and Related Matters.  As of the Closing
Date, Spinnaker will own no real, personal or intangible property.

     Section 2.9 Litigation and Proceedings. There are no actions, suits or proceedings pending or, to the best of Spinnaker's knowledge and belief, threatened by or against or affecting Spinnaker, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would have a material adverse effect on the business, operations, financial condition, income or business prospects of Spinnaker. Spinnaker does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality.

     Section 2.10  Contracts.  On the Closing Date:

               (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which Spinnaker is a party or by which it or any of its properties are bound;

               (b) Spinnaker is not a party to any contract, agreement, commitment or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as Spinnaker can now foresee) materially and adversely affect, the business, operations, properties, assets or conditions of Spinnaker; and

               (c) Spinnaker is not a party to any material oral or written: (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract or indenture relating to the borrowing of money; (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations, which, in the aggregate exceeds $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $10,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Spinnaker; or
          (viii) contract, agreement, or other commitment involving payments by it of more than $10,000 in the aggregate.

     Section 2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which Spinnaker is a party or to which any of its properties or operations are subject.

     Section 2.12 Material Contract Defaults. To the best of Spinnaker's knowledge and belief, Spinnaker is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of Spinnaker, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which Spinnaker has not taken adequate steps to prevent such a default from occurring.

     Section 2.13 Governmental Authorizations. To the best of Spinnaker's knowledge, Spinnaker has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by Spinnaker of the transactions contemplated hereby.

     Section 2.14 Compliance With Laws and Regulations. To the best of Spinnaker's knowledge and belief, Spinnaker has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of Spinnaker or would not result in Spinnaker's incurring any material liability.

     Section 2.15  Insurance.  Spinnaker has no insurable
properties and no insurance policies will be in effect at the Closing Date, as hereinafter defined.

     Section 2.16 Approval of Agreement. The board of directors and shareholders of Spinnaker have authorized the execution and delivery of this Agreement by Spinnaker and have approved the transactions contemplated hereby.

     Section 2.17 Material Transactions or Affiliations. As of the Closing Date there will exist no material contract, agreement or arrangement between Spinnaker and any person who was at the time of such contract, agreement or arrangement an officer, director or person owning of record, or known by Spinnaker to own beneficially, ten percent (10%) or more of the issued and outstanding common stock of Spinnaker and which is to be performed in whole or in part after the date hereof. Spinnaker has no commitment, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transactions with, any such affiliated person.

     Section 2.18 Labor Relations. Spinnaker has never had a work stoppage resulting from labor problems. Spinnaker has no employees other than its officers and directors.

     Section 2.19 Spinnaker Schedules. Upon execution hereof, Spinnaker shall deliver to Zaba the following schedules, which are collectively referred to as the "Spinnaker Schedules" which are dated the date of this Agreement, all certified by an officer of Spinnaker to be complete, true and accurate:

               (a) complete and correct copies of the articles of incorporation and bylaws of Spinnaker as in effect as of the date of this Agreement;

               (b) copies of all financial statements of Spinnaker identified in Section 2.4(a);

               (c) the description of any material adverse change in the business, operations, property, assets, or condition of Spinnaker since November 30, 1996 required to be provided pursuant to Section 2.6; and

               (d) any other information, together with any required copies of documents, required to be disclosed in the Spinnaker Schedules by Sections 2.1 through 2.18.

          Spinnaker shall cause the Spinnaker Schedules and the instruments to be delivered to Zaba hereunder to be updated after the date hereof up to and including the Closing Date.

                            ARTICLE III

                        EXCHANGE PROCEDURE

     Section 3.1 Share Exchange/Delivery of Zaba Securities. On the Closing Date, the holders of the Zaba Common Shares shall deliver to Spinnaker (i) certificates or other documents evidencing all of the issued and outstanding Zaba Common Shares, duly endorsed in blank or with executed stock power attached thereto in transferrable form and (ii) investment letters, the form of which is attached hereto as Exhibit "B". On the Closing Date, all previously issued and outstanding shares of common stock of Zaba shall be canceled and all rights in respect thereof shall cease and Zaba, the Nevada corporation, shall cease to exist.

     Section 3.2 Issuance of Spinnaker Common Shares. (a) In exchange for all of the Zaba Common Share tendered pursuant to
Section 3.1, Spinnaker shall issue an aggregate of 9,628,660 "restricted" Spinnaker Common Shares to the Zaba shareholders on a pro rata basis to their existing ownership in Zaba.

     (b) No fractional Spinnaker Common Shares shall be issued pursuant to this Section 3.2. In lieu of such fractional shares, all shares to be issued shall be rounded up or down to the nearest whole share.

     Section 3.3 Events Prior to Closing. Upon execution hereof or as soon thereafter as practical, management of Spinnaker and Zaba shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby, subject only to the conditions to Closing referenced hereinbelow.

     Section 3.4 Closing. The closing of the transaction contemplated by this Agreement shall be as of the date in which (i) each party hereto has executed this Agreement; and (ii) all of the shareholders of Spinnaker and Zaba have approved the terms of this Agreement; and (iii) all conditions to Closing referenced hereinabove, as well as in Articles 5 and 6 below, have been satisfied or waived by the appropriate party and all documentation referenced herein is delivered to the respective party herein, unless a different date is mutually agreed to in writing by the parties hereto (the "Closing Date").

     Section 3.5  Termination.

          (a) This Agreement may be terminated by the board of directors of either Spinnaker or Zaba at any time prior to the
    Closing Date if:

               (i) there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or

               (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions; or

               (iii) the conditions described in Articles 5 or 6, below, as applicable, have not been satisfied in full.

     In the event of termination pursuant to this paragraph (a) of this Section 3.5, no obligation, right, or liability shall arise hereunder and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting and execution of this Agreement and the transactions herein contemplated;

          (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Spinnaker if Zaba shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Zaba contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days' written notice thereof is given to Zaba. If this Agreement is terminated pursuant to this paragraph (b) of this
     Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder; and

          (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Zaba if Spinnaker shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Spinnaker contained herein shall be inaccurate in any material respect, which noncompliance or inaccuracy is not cured after 20 days written notice thereof is given to Spinnaker. If this Agreement is terminated pursuant to this paragraph (c) of
     Section 3.5, this Agreement shall be of no further force or effect and no obligation, right or liability shall arise hereunder.

     Section 3.6 Directors of Spinnaker. Upon the Closing, the present members of Spinnaker's Board of Directors shall tender their resignations seriatim so that the following persons are appointed directors of Spinnaker in accordance with procedures set forth in the Spinnaker bylaws: Robert S. Zaba, Michael D. Cohen, Carmine Montemariano, Deeran Rambaran, Gordon A. Meugens and Ronald
M. Bell. Each director shall hold office until his successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation or removal.

     Section 3.7 Officers of Spinnaker. Upon the Closing, the present officers of Spinnaker shall tender their resignations and simultaneous therewith, the following persons shall be elected as officers of Spinnaker in accordance with procedures set forth in the Spinnaker bylaws:

               NAME                     OFFICE
               ----                     ------
          Robert S. Zaba                President
          Michael D. Cohen              Vice President
          Carmine Montemariano          Vice President-Operations
          Deeran Rambaran               Vice President-Marketing,
                                        Corporate Secretary
          Gordon A. Meugens             Treasurer

                            ARTICLE IV

                        SPECIAL COVENANTS

     Section 4.1 Access to Properties and Records. Spinnaker and Zaba will each afford to the officers and authorized representatives of the other full access to the properties, books and records of Spinnaker and Zaba, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other and each will furnish the other with such additional financial and operating data and other information as to the business and properties of Spinnaker and Zaba, as the case may be, as the other shall from time to time reasonably request.

     Section 4.2 Availability of Rule 144. Each of the parties acknowledge that the stock of Spinnaker to be issued pursuant to this Agreement will be "restricted securities," as that term is defined in Rule 144 promulgated pursuant to the Securities Act. Spinnaker is under no obligation to register such shares under the Securities Act, or otherwise. Notwithstanding the foregoing, however, following the Closing Date, Spinnaker will use its best efforts to: (a) make publicly available on a regular basis not less than semi-annually, business and financial information regarding Spinnaker so as to make available to the shareholders of Spinnaker the provisions of Rule 144 pursuant to subparagraph (c)(2) thereof; and (b) within ten (10) days of any written request of any stockholder of Spinnaker, Spinnaker will provide to such stockholder written confirmation of compliance with such of the foregoing subparagraph as may then be applicable. The stockholders of Spinnaker holding restricted securities of Spinnaker as of the date of this Agreement and their respective heirs, administrators, personal representatives, successors and assigns, are intended third party beneficiaries of the provisions set forth herein. The covenants set forth in this Section 4.2 shall survive the Closing and the consummation of the transactions herein contemplated.

     Section 4.3 Information for Spinnaker Public Reports. Zaba will furnish Spinnaker with all information concerning Zaba and the Zaba Stockholders, including all financial statements, required for inclusion in any registration statement or public report intended to be filed by Spinnaker pursuant to the Securities Act, the Exchange Act, or any other applicable federal or state law. Zaba covenants that all information so furnished for either such registration statement or other public release by Spinnaker, including the financial statements described in Section 1.4, shall be true and correct in all material respects without omission of any material fact required to make the information stated not misleading.

     Section 4.4 Special Covenants and Representations Regarding the Spinnaker Common Shares to be Issued in the Exchange. The consummation of this Agreement, including the issuance of the Spinnaker Common Shares to the stockholders of Zaba as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, inter alia, upon the circumstances under which the Zaba stockholders acquire such securities. In connection with reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Zaba shall cause to be delivered, and the Zaba stockholders shall deliver to Spinnaker, the investment letter referenced in Section 3.1.

     Section 4.5 Third Party Consents. Spinnaker and Zaba agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

     Section 4.6  Actions Prior to Closing.

               (a) From and after the date of this Agreement until the Closing Date and except as set forth in the Spinnaker or Zaba Schedules or as permitted or contemplated by this Agreement, Zaba will each use its best efforts to:

                    (i) carry on its business in substantially the same manner as it has heretofore;

                    (ii)  maintain and keep its properties in
               states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

                    (iii)  maintain in full force and effect
               insurance comparable in amount and in scope of coverage to that now maintained by it;

                    (iv)  perform in all material respects all of
               its obligations under material contracts, leases and instruments relating to or affecting its assets, properties and business;

                    (v)  maintain and preserve its business
               organization intact, to retain its key employees and to maintain its relationship with its material suppliers and customers; and

                    (vi)  fully comply with and perform in all
               material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities.

               (b)  From and after the date of this Agreement until

          the Closing Date, neither Spinnaker nor Zaba will, without the prior consent of the other party:

                    (i) except as otherwise specifically set forth herein, make any change in their respective certificates or articles of incorporation or bylaws;


                    (ii)  declare or pay any dividend on its
               outstanding shares of capital stock, except as may otherwise be required by law, or effect any stock split or otherwise change its capitalization, except as provided herein;

                    (iii)  enter into or amend any employment,
               severance or similar agreements or arrangements with any directors or officers;

                    (iv)  grant, confer or award any options,
               warrants, conversion rights or other rights not existing on the date hereof to acquire any shares of its capital stock; or

                    (v)  purchase or redeem any shares of its
               capital stock, except as disclosed herein.

     Section 4.9  Indemnification.

               (a) Zaba hereby agrees to indemnify Spinnaker and each of the officers, agents and directors of Spinnaker as of the date of execution of this Agreement against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months; and

               (b) Spinnaker and its officers and directors hereby agrees to indemnify Zaba and each of the officers, agents, directors and current shareholders of Zaba as of the Closing Date against any loss, liability, claim, damage or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in this Agreement and particularly the representation regarding no liabilities referred to in Section 2.4(b). The indemnification provided for in this Section shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for a period of 18 months.

                             ARTICLE V

                CONDITIONS PRECEDENT TO OBLIGATIONS
                           OF SPINNAKER

     The obligations of Spinnaker under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     Section 5.1 Accuracy of Representations. The representations and warranties made by Zaba in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at the Closing Date (except for changes therein permitted by this Agreement), and Zaba shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Zaba prior to or at the Closing. Spinnaker shall be furnished with a certificate, signed by a duly authorized officer of Zaba and dated the Closing Date, to the foregoing effect.

     Section 5.2 Stockholder Approval. The stockholders of Zaba shall have unanimously approved this Agreement and the transactions contemplated thereby as described in Section 4.1.

     Section 5.3 Officer's Certificate. Spinnaker shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Zaba to the effect that: (a) the representations and warranties of Zaba set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct
as if made on the Effective Date;      (b) Zaba has performed all
covenants, satisfied all conditions, and complied with all other terms and provisions of this Agreement to be performed, satisfied
or complied with by it as of the Effective Date;      (c) since the
date of Zaba's unaudited Balance Sheet of June 30, 1997, there has not been any materially adverse change in the business, prospects, properties or financial condition of Zaba; (d) since such date and other than as previously disclosed to Spinnaker, Zaba has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (e) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Zaba, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Zaba Schedules, by or against Zaba which might result in any material adverse change in any of the assets, properties, business or operations of Zaba.

     Section 5.4 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Zaba.

     Section 5.5 Opinion of Counsel to Zaba. Spinnaker shall receive an opinion dated the Closing Date of the Law Offices of Gordon A. Meugens, counsel to Zaba, in substantially the following form:

               (a) Zaba is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised and licensed under all material applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to conduct its business as now conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

               (b) To the best knowledge of such legal counsel, the execution and delivery by Zaba of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Zaba's articles of incorporation or bylaws or violate any court order, writ, injunction or decree applicable to Zaba, or its properties or assets;

               (c) The authorized capitalization of Zaba consists of 100,000 Common Shares, par value $0.01 per share. As of the date of Closing, there will be 100 shares of Zaba's Common Stock issued and outstanding. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemp-tive rights of any person. Except as set forth in the Zaba Schedules, to the best knowledge of such legal counsel, there are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating Zaba to issue any additional shares of any class of its capital stock.

               (d) This Agreement has been duly and validly authorized, executed and delivered by Zaba;

               (e) To the best knowledge of such legal counsel, except as set forth in the Zaba Schedules, there are no actions, suits or proceedings pending or threatened by or against or affecting Zaba or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind;

               (f) Zaba has taken all actions required by the applicable laws of Nevada to permit the transfer of the Zaba Common Shares to Spinnaker.

     Section 5.6 Other Items. Spinnaker shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Spinnaker may reasonably request.

                           ARTICLE VI

           CONDITIONS PRECEDENT TO OBLIGATIONS OF ZABA

          The obligations of Zaba under this Agreement are subject to the satisfaction, at or before the Closing Date (unless otherwise indicated herein), of the following conditions:

     Section 6.1 Accuracy of Representations. The representations and warranties made by Spinnaker in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Spinnaker shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Spinnaker prior to or at the Closing. Zaba shall have been furnished with a certificate, signed by a duly authorized executive officer of Spinnaker and dated the Closing Date, to the foregoing effect.

     Section 6.2 Officer's Certificate. Zaba shall be furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Spinnaker to the effect that: (a) the representations and warranties of Spinnaker set forth in the Agreement and in all Exhibits, Schedules and other documents furnished in connection herewith are in all material respects true and correct as if made on the Effective Date; (b) Spinnaker has performed all covenants, satisfied all conditions, and complied with all other terms and provisions of the Agreement to be performed, satisfied or complied with by it as of the Effective Date; (c) since the date of Spinnaker's audited Balance Sheet of November 30, 1996, there has not been any materially adverse change in the business, prospects, properties or financial condition of Spinnaker; (d) since such date, Spinnaker has not entered into any material transaction other than transactions which are usual and in the ordinary course of its business; and (e) no litigation, proceeding, investigation or inquiry is pending or, to the best knowledge of Spinnaker, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Spinnaker Schedules, by or against Spinnaker which might result in any material adverse change in any of the assets, properties, business or operations of Spinnaker.

     Section 6.3 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business or operations of Spinnaker.

     Section 6.5 Opinion of Counsel to Spinnaker. Zaba shall receive an opinion dated the Closing Date of Andrew I. Telsey, P.C., counsel to Spinnaker, in substantially the following form:

               (a) Spinnaker is a corporation duly organized, validly existing, and in good standing under the laws of the state of Colorado and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualifi-cation to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

               (b) To the best knowledge of such legal counsel, the execution and delivery by Spinnaker of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of Spinnaker's articles of incorporation or bylaws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation or violate any court order, writ, injunction or decree applicable to Spinnaker or its properties or assets;

              (c) The authorized capitalization of Spinnaker consists of 1,000,000,000 shares of Common Stock, par value $0.001 per share and 100,000,000 shares of Preferred Stock, par value $0.001 per share. As of the Closing Date, there will be no more than 2,407,166 common shares issued and outstanding and reserved for issuance held by the then existing securities holders of Spinnaker. All issued and outstanding shares are legally issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any person.

              (d) The Spinnaker Common Shares to be issued to the Zaba stockholders pursuant to the terms of this Agreement will be, when issued in accordance with the terms hereof, legally issued, fully paid and non-assessable;

               (e) This Agreement has been duly and validly authorized, executed, and delivered and constitutes the legal and binding obligation of Spinnaker, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

               (f) To the best knowledge of such counsel, except as set forth in the Spinnaker Schedules, there are no actions, suits or proceedings pending or threatened by or against Spinnaker or affecting Spinnaker's properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind; and

               (g) Spinnaker has taken all actions required by the applicable laws of the state of Colorado to permit the issuance of the Spinnaker Common Shares to the Zaba stockholders.

     Section 6.6 Additional Conditions to Closing. In addition to the obligations contained herein, a majority of Spinnaker's shareholders shall adopt and approve amendments to the Spinnaker Articles of Incorporation, changing the name of Spinnaker to "Zaba International, Inc." (or such other name as may be available and acceptable to management of Zaba).

     Section 6.7 Compliance with Reporting Requirements. As of the Closing Date, Spinnaker shall be current in and in compliance with all requirements of all filings required to be tendered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     Section 6.8 Other Items. Zaba shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Zaba may reasonably request.

                        ARTICLE VII

                       MISCELLANEOUS

     Section 7.1 Brokers and Finders. Each party hereto hereby represents and warrants that it is under no obligation, express or implied, to pay certain finders in connection with the bringing of the parties together in the negotiation, execution, or consummation of this Agreement. The parties each agree to indemnify the other against any claim by any third person not listed in Schedule 7.1 for any commission, brokerage or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

     Section 7.2 Law. Forum and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, except as the corporate law of Nevada applies to Zaba and as US federal law may be applicable.

     Section 7.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

          If to Spinnaker:    Gregory W. Scufca, President
                              HA Spinnaker, Inc.
                              5650 Greenwood Plaza Blvd.
                              Suite 216
                              Englewood, Colorado 80111

          If to Zaba:         Robert Zaba, President
                              Zaba International Holdings USA, Inc.
                              2963 Glen Drive, Suite 308
                              Coquitlam, B.C., Canada V3B 2P7

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

     Section 7.4 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     Section 7.5 Confidentiality. Each party hereto agrees with the other parties that, unless and until the reorganization contem-plated by this Agreement has been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data is a matter of public knowledge or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     Section 7.6 Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

     Section 7.7 Third Party Beneficiaries. This contract is solely among Spinnaker and Zaba and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

     Section 7.8 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     Section 7.9 Survival; Termination. The representations, warranties and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for 18 months.

     Section 7.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     Section 7.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     Section 7.12 Incorporation of Recitals. All of the recitals hereof are incorporated by this reference and are made a part hereof as though set forth at length herein.

     Section 7.13 Expenses. Each party herein shall bear all of their respective costs and expenses incurred in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor.

     Section 7.14 Headings; Context. The headings of the sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of this Agreement.

     Section 7.15 Benefit. This Agreement shall be binding upon and shall insure only to the benefit of the parties hereto, and their permitted assigns hereunder. This Agreement shall not be assigned by any party without the prior written consent of the other party.

     Section 7.16 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other party hereto.

     Section 7.17 Severability. In the event that any particular provision or provisions of this Agreement or the other agreements contained herein shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of such agreements, which shall continue in full force and effect and be binding upon the respective parties hereto.

     Section 7.18 Failure of Conditions; Termination. In the event any of the conditions specified in this Agreement shall not be fulfilled on or before the Closing Date, either of the parties have the right either to proceed or, upon prompt written notice to the other, to terminate and rescind this Agreement without liability to any other party. The election to proceed shall not affect the right of such electing party reasonably to require the other party to continue to use its efforts to fulfill the unmet conditions.

     Section 7.19 No Strict Construction. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof.

     Section 7.20 Execution Knowing and Voluntary. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprised of its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; and (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.

                              HA SPINNAKER, INC.
ATTEST:


/s/ William L. Skufca         By: /s/ Gregory W. Scufca
Secretary                         Gregory W. Scufca, President,


ATTEST:                       ZABA INTERNATIONAL HOLDINGS USA, INC.



/s/ Deeran Rambaran            By: /s/ Robert Zaba
Secretary or                        Robert Zaba, President
Assistant Secretary

                            EXHIBIT "B"
               -------------------------------------

                     FORM OF INVESTMENT LETTER
               -------------------------------------

                         INVESTMENT LETTER


August   , 1997



HA Spinnaker, Inc.
5650 Greenwood Plaza Blvd.
Suite 216
Englewood, Colorado 80111

Gentlemen:

The undersigned herewith deposits certificate(s) for shares of common stock of Zaba International Holdings USA, Inc., a Nevada corporation, ("Zaba"), as described below (endorsed, or having executed stock powers attached) in acceptance of and subject to the terms and conditions of that certain Agreement and Plan of Merger (the "Agreement"), between HA Spinnaker, Inc. ("Spinnaker") and
Zaba, dated August   , 1997, receipt of which is hereby
acknowledged, in exchange for shares of Common Stock of Spinnaker (the "Exchange Shares"). If any condition precedent to the Agreement is not satisfied within the relevant time parameters established in the Agreement (or any extension thereof), the certificate(s) are to be returned to the undersigned.

The undersigned hereby represents, warrants, covenants and agrees with you that, in connection with the undersigned's acceptance of the Exchange Shares and as of the date of this letter:

     1. The undersigned is aware that his, her or its acceptance of the Exchange Shares is irrevocable, absent an extension of the Expiration Date of any material change to any of the terms and conditions of the Agreement.

     2. The undersigned warrants full authority to deposit all shares refereed to above and Spinnaker will acquire a good and unencumbered title thereto.

     3. The undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of the undersigned.

     4. By execution hereof, the undersigned hereby confirms that the Zaba common stock to be received in exchange for Spinnaker common stock (the "Securities"), will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. By execution hereof, the undersigned further represents the undersigned does not have any contract, undertaking, agreement or arrangement with any third party, with respect to any of the

Securities.

     5. The undersigned understands that the Securities are being issued pursuant to available exemption thereto and have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. The undersigned understands that no registration statement has been filed with the United States Securities and Exchange Commission nor with any other regulatory authority and that, as a result, any benefit which might normally accrue to a holder such as the undersigned by an impartial review of such a registration statement by the Securities and Exchange Commission or other regulatory authority will not be forthcoming. The undersigned understands that he/she/it cannot sell the Securities unless such sale is registered under the 1933 Act and applicable state securities laws or exemptions from such registration become available. In this connection the undersigned understands that the Company has advised the Transfer Agent for the Common Shares that the Securities are "restricted securities" under the 1933 Act and that they may not be transferred by the undersigned to any person without the prior consent of the Company, which consent of the Company will require an opinion of counsel to the effect that, in the event the Securities are not registered under the 1933 Act, any transfer as may be proposed by the undersigned must be entitled to an exemption from the registration provisions of the 1933 Act. To this end, the undersigned acknowledges that a legend to the following effect will be placed upon the certificate representing the Securities and that the Transfer Agent has been advised of such facts:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO
          THE PROVISIONS OF THE ACT OR IF AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAIL-ABILITY OF WHICH MUST BE ESTABLISHED TO THE SATIS-FACTION OF THE COMPANY.

     The undersigned understands that the foregoing legend on his/her its certificate for the Common Shares limits their value, including their value as collateral.

     6. The undersigned represents that he/she/it is experienced in evaluation and investing in securities of companies in the development stage and acknowledges that he/she it is able to fend for itself, can bear the economic risk of this investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

     In Witness Whereof, the undersigned has duly executed this Investment Letter as of the date indicated hereon.

Dated: August   , 1997

Very truly yours,



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(signature)



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(print name in full)



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(street address)



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(city, state, zip)



____________________________
(social security number or
 employer identification no.)